As filed with the Securities and Exchange Commission on March 15, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S–8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TE Connectivity Ltd. (Exact name of registrant as specified in its charter)

Switzerland	98-0518048
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Mühlenstrasse 26, CH-8200 Schaffhausen, Switzerland	CH-8200
(Address of Principal Executive Offices)	(Zip Code)

TE Connectivity Ltd. 2024 Stock and Incentive Plan

(Full Title of Plan)

John S. Jenkins, Jr.

Executive Vice President and General Counsel

TE Connectivity Ltd.

1050 Westlakes Drive

Berwyn, PA 19312

(Name and address of agent for service)

(610) 893-9800

(Telephone number, including area code, of agent for service)

With a copy to:

P.J. Himelfarb, Esq.

Weil, Gotshal & Manges LLP
2001 M Street

NW, Suite 600, Washington, DC 20036
(212) 310-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information required by Part I of this Registration Statement on Form S-8 (this “Registration Statement”) to be contained in the Section 10(a) prospectus is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8 instructions. The documents containing the information specified in Part I will be sent or given to the participants in the TE Connectivity Ltd. 2024 Stock and Incentive Plan covered by this Registration Statement as required by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

TE Connectivity Ltd. (the “Registrant” or “TE Connectivity”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any portion of such documents or information therein deemed to have been furnished and not filed in accordance with the SEC rules:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 29, 2023 (the “Annual Report”), filed with the SEC on November 13, 2023;

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 29, 2023 (filed on January 26, 2024);

3.	The Registrant’s Current Reports on Form 8-K filed on December 12, 2023 and March 14, 2024; and

4.	The description of the Registrant’s Securities filed as Exhibit 4.1 to the Annual Report, together with any amendment or report filed with the SEC for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

The articles of association and organizational regulations of TE Connectivity provide as follows:

•	TE Connectivity shall indemnify and hold harmless, to the fullest extent permitted by law, the existing and former directors and officers of TE Connectivity, and their heirs, executors and administrators out of the assets of TE Connectivity from and against all damages, losses, liabilities and expenses in connection with threatened, pending or completed actions, proceedings or investigations, whether civil, criminal, administrative or other (including, but not limited to, liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of (i) any act done or alleged to be done, concurred or alleged to be concurred in or omitted or alleged to be omitted in or about the execution of their duty, or alleged duty, or (ii) serving as director or officer of TE Connectivity, or (iii) serving at the request of TE Connectivity as director, officer, or employee or agent of another corporation, partnership, trust or other enterprise. This indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree of a court, arbitral tribunal or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of said person’s duties as director or officer.

•	Without limiting the foregoing, TE Connectivity shall advance to existing and former directors and officers court costs and attorney fees in connection with civil, criminal, administrative or investigative proceedings as described in the preceding paragraph. TE Connectivity may reject and/or recover such advanced costs if a court or governmental or administrative authority of competent jurisdiction not subject to appeal holds that the director or officer in question has committed an intentional or grossly negligent breach of his statutory duties as a director or officer.

•	TE Connectivity may procure insurance on behalf of any person who is or was a director, officer, employee or agent of TE Connectivity, or is or was serving at the request of TE Connectivity as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by TE Connectivity, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not TE Connectivity would have the power to indemnify him or her against such liability under the provisions of art. 26 (of TE Connectivity’s articles of association). The insurance premiums shall be charged to and paid by TE Connectivity or its subsidiaries.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Articles of Association of TE Connectivity Ltd., as amended and restated (incorporated by reference to Exhibit 3.1 to TE Connectivity Ltd.’s Current Report on Form 8-K, filed March 20, 2023).

4.2	Amendments to Articles of Association of TE Connectivity Ltd. (incorporated herein by reference to Appendix A-1 to Appendix A-3 to the Registrant’s Proxy Statement filed on January 17, 2024).

4.3	Organizational Regulations of TE Connectivity Ltd., as amended and restated (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 12, 2022).

4.4	Form of certificated shares of TE Connectivity Ltd. (incorporated by reference to Exhibit 4.1 to TE Connectivity Ltd.’s Current Report on Form 8-K, filed March 1, 2013).

5.1*	Legal Opinion of Bär & Karrer AG.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Bär & Karrer AG (included in Exhibit No. 5.1).

24.1*	Power of Attorney.

99.1	TE Connectivity Ltd. 2024 Stock and Incentive Plan (incorporated by reference to Appendix B to the Registrant’s Proxy Statement filed on January 17, 2024).

107*	Filing Fee Table.

* Filed herewith.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, State of Pennsylvania, on March 15, 2024.

TE Connectivity Ltd.

By:	/s/ Heath A. Mitts
Name:	Heath A. Mitts
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on March 15, 2024 in the capacities indicated below.

Signature	Title

/s/ Terrence R. Curtin	Chief Executive Officer and Director
Terrence R. Curtin	(Principal Executive Officer)

/s/ Heath A. Mitts	Executive Vice President and Chief Financial Officer and Director
Heath A. Mitts	(Principal Financial Officer)

/s/ Robert J. Ott	Senior Vice President and Corporate Controller
Robert J. Ott	(Principal Accounting Officer)

*	Chairman
Carol A. Davidson

*	Director
Jean-Pierre Clamadieu

*	Director
Lynn A. Dugle

*	Director
William A. Jeffery

*	Director
Syaru Shirley Lin

*	Director
Abhijit Y. Talwalkar

*	Director
Mark C. Trudeau

*	Director
Dawn. C. Willoughby

*	Director
Laura H. Wright

* The undersigned does hereby sign this Registration Statement on Form S-8 on behalf of the above-indicated director of TE Connectivity Ltd. pursuant to a power of attorney executed by such director.

By:	/s/ John S. Jenkins, Jr.
John S. Jenkins, Jr.
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement on Form S-8, solely in the capacity of the duly authorized representative of TE Connectivity Ltd. in the United States, on this 15th day of March 2024.

By:	/s/ John S. Jenkins, Jr.
John S. Jenkins, Jr.
TE Connectivity Ltd.
Executive Vice President and General Counsel